[CME logo]	Exhibit 99.1
[Reuters logo]
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CME-G	—

4 May 2006

REUTERS AND CME TO CREATE FXMARKETSPACE –THE WORLD’S FIRST CENTRALLY-CLEARED, GLOBAL FX
MARKETPLACE

Joint Venture to Bring Market Participants a New Choice in Global FX Trading

London and Chicago — Reuters, the global information company, and CME, the world’s largest and most diverse financial exchange, today announced plans to create FXMarketSpace, the world’s first centrally-cleared, global foreign exchange (FX) marketplace, through a new 50/50 joint venture company. The agreement signals the next phase in the evolution of the global FX market.

Through the joint venture, CME and Reuters will pool their expertise in data dissemination, distribution, trade matching and central counterparty clearing services. FXMarketSpace will offer market solutions to capitalize on the growing demand for broader access to the FX market, the emergence of FX as an asset class, the growth of non-bank financial institutions in global FX markets and the growth of electronic and algorithmic trading.

FXMarketSpace is expected to operate alongside existing electronic transactional systems including Reuters Dealing 3000 for interbank trading, Reuters Trading for Foreign Exchange for dealer to buyside connectivity and CME’s FX futures and options markets on the CME Globex® platform.

FXMarketSpace customers will benefit from this trading model, which will provide:

•	Broad global distribution through Reuters market leading desktop community in FX, CME clearing firms and selected independent software vendors;

•	Trading anonymity;

•	Transparent and competitive prices on the CME Globex platform;

•	Central counterparty clearing services, through CME Clearing; and

•	Straight-through processing, increased operational efficiencies and lower costs.

“Our agreement with Reuters heralds a new era in the global FX market,” said CME Chairman Terry Duffy. “Today CME and Reuters are addressing the needs of the current FX marketplace by establishing the first electronic trading platform that offers anonymous, cleared trades to the $2 trillion over-the-counter FX market. By leveraging the expertise of two of the leaders in FX trading, we believe this innovative platform will create new opportunities for all FX market participants and generate value for our respective shareholders.”

Tom Glocer, Reuters Chief Executive, commented: “We see exciting prospects for growth in the global FX markets as the range of participating financial institutions broadens. We are pleased to be working with CME as our preferred partner to extend our FX business and help shape the evolution of the FX markets. We are committed to providing our customers with a choice of trading services for their foreign currency activities.”

“Global FX markets, already the world’s largest market in terms of daily turnover, are poised for continued growth and change,” said CME Chief Executive Officer Craig Donohue. “We believe that FXMarketSpace is perfectly positioned to capitalize on this growth potential by offering bank and non-bank participants, an efficient, anonymous and centrally-cleared alternative to the current spot and forward markets.”

Niall FitzGerald, Chairman of Reuters, commented: “Reuters has historically been the acknowledged leader in foreign exchange. I believe we have chosen the right time and the right partner to take a major step forward in the logical evolution of FX markets.”

Following formation, the Board of Directors of the joint venture will consist of three directors from each company including Tom Glocer, Chief Executive Officer and Devin Wenig, Executive Director & President of Business Division, of Reuters, and Craig Donohue, Chief Executive Officer, Terry Duffy, Chairman and Leo Melamed, Chairman Emeritus of CME. Additionally, CME and Reuters have agreed that the following individuals will lead the joint venture: Mark Robson, Chief Executive Officer; Richard Sears, Chief Sales Officer; and Bryan Hunter, Chief Operating Officer. Reuters and CME have begun development of the network platform and expect the venture to launch in early 2007.

The formation of FXMarketSpace is subject to certain regulatory and shareholder approvals and other customary closing conditions. Certain joint venture activities will be subject to regulatory approval of the UK Financial Services Authority, and is expected in early 2007.

For more information on FXMarketSpace, please visit either www.cme.com/fxmarketspace.com or www.about.reuters.com/fxmarketspace

Financial Implications

The FX MarketSpace business plan requires each party to contribute capital of up to $45 million (approximately £25 million) to fund the venture through to profitability. The business plan anticipates two roughly equal amounts of capital contribution, in 2006 and 2007.

CME and Reuters expect their respective shares of start up losses to be $20-25 million (£11-£14 million), with around $5 million (£3 million) of this expected in 2006. The joint venture is expected to achieve profitability during 2008.

Existing businesses of the two companies will not be contributed to the joint venture, and will continue to be operated separately by the respective companies. Profits generated by the joint venture’s operations, including under the service and other arrangements described below, will be shared in proportion 50/50.

CME will provide clearing and trade matching services to the joint venture, and Reuters will provide trading access to and trade notification services for, and distribute market data from, the joint venture over its network, among various other services and arrangements by and with the two companies.

The parties anticipate a long term joint venture relationship, with limited exit, buy/sell option and termination provisions. Certain of these provisions require the agreement to be approved by Reuters shareholders, which will be sought at an extraordinary general meeting to be scheduled shortly. CME and Reuters have each agreed not to operate or have any significant interest in a competing, cleared platform for electronic trading of FX products (other than futures and futures options).

Ends

Note to Editors
With about US $2 trillion traded each day, FX is the most actively traded asset class in the world. To date, the FX trading community has operated as an over-the-counter market that is conducted directly between dealers and principals by telephone (“call around”) or an electronic trading network. As a centrally cleared marketplace, the joint venture will provide an organised structure for clearing all transactions conducted on its platform and guaranteeing the performance of contracts, greatly reducing counterparty risk. A central counterparty, which serves as the buyer to every seller and the seller to every buyer, allows all parties, regardless of size or credit portfolio, to trade with one another.

CME offers the largest regulated FX derivatives trading complex in the world. For the first quarter 2006, CME FX averaged a record 407,000 contracts per day representing a notional value of $47.5 billion. Last year over 84 million FX contracts with a notional value of over $10.2 trillion traded at CME.

Chicago Mercantile Exchange Inc. (www.cme.com) is the world’s largest and most diverse financial exchange.  As an international marketplace, CME brings together buyers and sellers on CME Globex electronic trading platform and on its trading floors. CME offers futures and options on futures primarily in four product areas: interest rates, stock indexes, foreign exchange and commodities. The exchange managed $47.0 billion in collateral deposits at March 31, 2006, including $3.8 billion in deposits for non-CME products. CME is a wholly owned subsidiary of Chicago Mercantile Exchange Holdings Inc. (NYSE, NASDAQ: CME), which is part of the Russell 1000® Index.

Statements in this news release that are not historical facts are forward-looking statements.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements.  More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q, which can be obtained at its Web site at www.sec.gov.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Chicago Mercantile Exchange, CME, the globe logo and CME Globex are registered trademarks of Chicago Mercantile Exchange Inc.  E-mini is a trademark of CME.  CLEARING 21 is a registered trademark of CME and New York Mercantile Exchange, Inc.  S&P, S&P 500, NASDAQ-100, Nikkei 225, Russell 1000, Russell 2000, TRAKRS, Total Return Asset Contracts and other trade names, service marks, trademarks and registered trademarks that are not proprietary to Chicago Mercantile Exchange Inc. are the property of their respective owners, and are used herein under license.  Further information about CME and its products is available on the CME Web site at www.cme.com.

Reuters (www.reuters.com), the global information company, provides indispensable information tailored for professionals in the financial services, media and corporate markets. Its trusted information drives decision making across the globe based on a reputation for speed, accuracy and independence. At the end of 2005, Reuters had 15,300 staff in 89 countries. This includes 2,300 editorial staff in 189 bureaux serving 128 countries, making Reuters the world’s largest international multimedia news agency. In 2005, Reuters revenues were £2.4 billion.

Reuters and the sphere logo are the trade-marks of the Reuters group of companies.

This press release may be deemed to include forward-looking statements relating to Reuters within the meaning of Section 27A of the US Securities Act of 1933 and Section 21E of the US Securities Exchange Act of 1934. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are highlighted in the press release and are described in more detail in Reuters Annual Report and Form 20-F 2005 under the heading ‘Risk Factors’, and include the risk that necessary regulatory approvals are not received and that the joint venture is not as successful as or by the times anticipated. Copies of the Annual Report and Form 20-F 2005 are available on request from Reuters Group PLC, South Colonnade, Canary Wharf, London E14 5EP. Any forward-looking statements made by or on behalf of Reuters speak only as of the date they are made, and Reuters does not undertake to update any forward-looking statements.

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